UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2016

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245

(Address of principal executive office) (Zip Code)

(310) 598-3173

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2016, Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), Landmark Infrastructure Partners GP LLC, a Delaware limited liability company (the “General Partner”), Landmark Infrastructure Operating Company LLC, a Delaware limited liability company (“Operating LLC,” and together with the Partnership and the General Partner, the “Partnership Parties”) entered into an At-the-Market Issuance Sales Agreement (the “ATM Agreement”) with FBR Capital Markets & Co., MLV & Co. LLC and Janney Montgomery Scott LLC as sales agents (each an “Agent” and collectively the “Agents”). Pursuant to the terms of the ATM Agreement, the Partnership may sell from time to time through the Agents the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $50,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by any method permitted by law deemed to be an “at the market” offering, including ordinary brokers’ transactions through the facilities of the NASDAQ Global Market, to or through a market maker, or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions or as otherwise agreed upon by the Partnership and the Agents.

In connection with each sale of the Common Units pursuant to the ATM Agreement, the Partnership will provide a placement notice to the Agents containing the parameters in accordance with which Common Units are to be sold, including, but not limited to, the number of Common Units and the time period during which such sales are requested to be made, subject to the terms and conditions of the ATM Agreement.

The Partnership intends to use the net proceeds from any sales pursuant to the ATM Agreement, after deducting the sales agents’ commissions and the Partnership’s offering expenses, for general partnership purposes, which may include, among other things, the repayment of indebtedness and to potentially fund future acquisitions.

The Common Units will be issued pursuant to the Partnership’s existing effective shelf registration statement on Form S-3 (File No. 333-208316), which was declared effective by the Securities and Exchange Commission on December 30, 2015, and a prospectus supplement thereto.

The ATM Agreement contains customary representations, warranties and agreements by the Partnership Parties, indemnification obligations of the Partnership Parties and the Agents, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

The Agents and certain of their affiliates have from time to time performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
1.1

At-the-Market Issuance Sales Agreement, dated as of February 16, 2016, by and among Landmark Infrastructure Partners LP, Landmark Infrastructure Partners GP LLC, Landmark Infrastructure Operating Company LLC and FBR Capital Markets & Co., MLV & Co. LLC and Janney Montgomery Scott LLC.

5.1	Opinion of Latham & Watkins LLP as to the legality of the offered Common Units.
8.1	Opinion of Latham & Watkins LLP regarding tax matters.
23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC, its general partner

Dated: February 16, 2016	By:	/s/ George P. Doyle
		Name:	George P. Doyle
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
1.1

At-the-Market Issuance Sales Agreement, dated as of February 16, 2016, by and among Landmark Infrastructure Partners LP, Landmark Infrastructure Partners GP LLC, Landmark Infrastructure Operating Company LLC and FBR Capital Markets & Co., MLV & Co. LLC and Janney Montgomery Scott LLC.

5.1	Opinion of Latham & Watkins LLP as to the legality of the offered Common Units.
8.1	Opinion of Latham & Watkins LLP regarding tax matters.
23.1	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Latham & Watkins LLP (included in its opinion filed as Exhibit 8.1).